Exhibit 99.1

SOUTHERN CHINA LIVESTOCK, INC.
December23, 2010

William E. Thomson
390 Bay Street, Suite 1706
Toronto ON M5H 2Y2, Canada

Re:	Southern China Livestock, Inc,Board of Directors

Dear Mr. Thomson:

Southern China Livestock, Inc., a Delaware corporation (the “Company”), is pleased to advise you that you have been elected as a director of the Company, subject to your acceptance and agreement to serve as a member of our Board of Directors (the “Board”).  Directors are elected for a period of one year and until their successors are elected and qualified.  At each annual meeting of stockholders, we elect directors to serve for the following year.  The Board is responsible for managing our business and affairs.

This Agreement shall set forth the terms of your service as a director, keeping in mind that, as a director of a Delaware corporation, you have the responsibilities of a director under the Delaware General Corporation Law.

1. Acceptance; Board and Committee Service.  You hereby accept your election as a director of the Company.  You agree to chair our audit committee and serve on oneor two other committees.  You confirm to us that you are an independent director as defined in the Nasdaq rules and regulations.

2. Services.

(a) The Board will have four regular meetings each year, one of which may be held in the People’s Republic of China.  Special meetings may be called from time to time to the extent that they are deemed necessary.  In addition, we expect that the independent directors will have separate meetings, which may be held on the same day as a board meeting.

(b) The audit committee will have four regular meetings, one to review the financial statements for each of the first three fiscal quarters and a fourth to review the audited financial statements for the fiscal year.  At these meetings, the audit committee will meet with representatives of our independent registered accounting firm (the “auditors”) and, if the audit committee deems necessary or desirable, the chief financial officer, to review the financial statements together with any questions raised by the auditors’ review of our disclosure and internal controls.  The audit committee will also work with the auditors in connection with the implementation of internal controls.  Additional meetings of the audit committee may be held.

(c) The compensation committee is responsible for administering any stock option or other equity-based incentive plans and for determining the compensation of the chief executive officer and other executive officers.  We expect that the compensation committee will meet twice a year.

(d) The corporate governance/nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The corporate governance/nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The corporate governance/nominating committee will meet periodically during the year. We expect that initially this committee will meet two to four times during the year.

(e) A copy of the charters for the audit, compensation and corporate governance/nominating committees and our code of ethics have previously been provided to you.

3. Attendance.  Meetings for each year shall be scheduled at the beginning of the year and shall be reasonably acceptable to all directors.  If you are unable to attend a meeting in person, you may participate by conference call.  In addition, you shall be available to consult with the other members of the Board as necessary via telephone, electronic mail or other forms of correspondence.   In addition, you will review our financial statements and annual and quarterly reports prior to the audit committee meetings.  We anticipate that your participation by means other than personal attendance, including review of our financial statements and annual and quarterly reports, as described herein shall be, on the average during the year, not more than ten hours per month.

4. Services for Others.  While we recognize that you may serve as a director of other companies, you understand and agree that you are and will be subject to our policy that restricts you from using or disclosing any material non-public information concerning our company or from using or disclosing any of our trade secrets or other proprietary information.  Similarly, you agree that you will not use or disclose, in the performance of your duties as a director, any trade secrets or proprietary information of any other company.  You agree to execute our standard non-disclosure agreement.

5. Blackout Period.   You understand that we have a policy pursuant to which no officer, director or key executive may engage in transactions in our stock during the period commencing two weeks prior to the end of a fiscal quarter and ending the day after the financial information for the quarter or year has been publicly released.  As a member of the audit committee, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

6. Compensation.  As an independent director and the chairperson of the audit committee as well as, if appointed, a member ofcompensation and/or nominating committees, commencing on the date of the IPO, you will receive the following compensation:

(a) An annual fee of $28,000, payable quarterly and an additional $12,000, payable quarterly for serving as the chairperson of our audit committee.

(b) Such number of shares of common stock as has a value of $15,000 on the later of (i) the date of your acceptance or (ii) the IPO, with such value to be based on the IPO offering price per share if at IPO or the closing price of the stock on such acceptance date if after the IPO.

7. Compensation for Subsequent Years.  Your compensation for subsequent years shall be determined by the Board or the compensation committee, provided that the compensation for any year shall not be less than the compensation for the immediately prior year.  Unless the Board or the compensation committee otherwise determines with respect to years subsequent to your initial year as a director, the equity compensation for subsequent years shall be issuable on the first business day of January of each subsequent year, commencing with the first business day in January 2012.

8. Reimbursement of Expenses.  You will be reimbursed for all reasonable expenses incurred in connection with the performance of your services as a director and committee member and/or chairman, including your travel, lodging and related expenses.  If the Board or any committee has more than one meeting in China, you may attend that meeting by conference call unless you are otherwise in China.

9. Officers’ and Directors’ Liability Insurance.  We will have at the time of the IPO an officers’ and directors’ liability insurance in the amount of $5million, and we will maintain such insurance in not less than that amount.  We shall also provide you with indemnification to the maximum extent permitted by our certificate of incorporation and by-laws.  The provisions of this Section 9 are in addition to any rights you may have pursuant to an indemnification agreement between you and the Company.

10. Certain Representations.

(a) You represent and agree that you are accepting the shares of common stock being issued to you pursuant to this Agreement for your own account and not with a view to or for sale of distribution thereof.  You understand that the securities are restricted securities and you understand the meaning of the term “restricted securities.”  You further represent that you were not solicited by publication of any advertisement in connection with the receipt of the Shares and that you have consulted tax counsel as needed regarding the Shares.

(b) You further represent that, during the past five years:

(i) No petition has been filed under the federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for your business or property, or any partnership in which you were a general partner at or within two years before the time of such filing, or any corporation or business association of which you were an executive officer at or within two years before the time of such filing;

(ii) You have not been convicted in a criminal proceeding and are not the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) You have not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining you from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(D) You have not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting, for more than 60 days, your right to engage in any activity described in Section 10(b)(iii)(A) of this Agreement, or to be associated with persons engaged in any such activity; or

(iv) You have not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(v) You have not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(c) Stock Ownership.  Except as set forth on the signature page of this Agreement, you do not own any shares of any class or series of our capital stock or any options or warrants to purchase our capital stock or any securities convertible into our capital stock.

11. Independent Contractor.  You understand that, as a director, you will be an independent contractor and not an employee, and, unless the Board expressly grants you such authorization, you shall have no authority to bind us or to act as our agent.

12. Entire Agreement; Amendment; Waiver.  This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof.  This Agreement may be modified or amended, and no provision of this Agreement may be waived, except by a writing that expressly refers to this Agreements, states that it is an amendment, modification or waiver and is signed by both parties, in the case of an amendment or modification or the party granting the waiver in the case of a waiver.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement.  The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

    The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

Sincerely,

SOUTHERN CHINA LIVESTOCK, INC,

By:	/s/ Luping Pan
Luping Pan President and Chief Executive Officer

AGREED AND ACCEPTED:

By:	/s/ William E. Thomson

William E. ThomsonShares of common stock, warrants, options or convertible securities owned as of the date of this Agreement:None